                                                                    Exhibit 99.1




                           PURCHASE AND SALE AGREEMENT



                                     BETWEEN

                             STUDENT ADVANTAGE, INC.

                                       and

                                   NCSN, INC.





                          Dated as of November 18, 2003

                                TABLE OF CONTENTS

ARTICLE I ASSET PURCHASE.....................................................................1

   1.1      Purchase and Sale of Assets; Assumption of Liabilities...........................1
   1.2      Purchase Price...................................................................5
   1.3      Allocation.......................................................................6
   1.4      The Closing......................................................................7
   1.5      Consents to Assignment...........................................................8
   1.6      Further Assurances...............................................................9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLER......................................9

   2.1      Organization, Qualification and Corporate Power..................................9
   2.2      Authority.......................................................................10
   2.3      Noncontravention................................................................10
   2.4      Financial Statements............................................................11
   2.5      Absence of Certain Changes......................................................11
   2.6      Undisclosed Liabilities.........................................................12
   2.7      Tax Matters.....................................................................13
   2.8      Title to Assets; Condition of Tangible Property.................................13
   2.9      Real Property...................................................................13
   2.10     Intellectual Property...........................................................14
   2.11     Contracts.......................................................................16
   2.12     Entire Business.................................................................17
   2.13     Litigation......................................................................17
   2.14     Employment Matters..............................................................17
   2.15     Employee Benefits...............................................................18
   2.16     Legal Compliance................................................................19
   2.17     Permits.........................................................................19
   2.18     Business Relationships with Affiliates..........................................19
   2.19     Brokers' Fees...................................................................19
   2.20     Insurance.......................................................................19
   2.21     Top Producers and Suppliers; Accounts Receivable................................20
   2.22     Solvency........................................................................20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER.....................................21

   3.1      Organization....................................................................21
   3.2      Authority.......................................................................21
   3.3      Noncontravention................................................................21
   3.4      Litigation......................................................................22
   3.5      Financing.......................................................................22
   3.6      Due Diligence by the Buyer......................................................22

ARTICLE IV PRE-CLOSING COVENANTS............................................................22

   4.1      Closing Efforts.................................................................22
   4.2      Operation of Business...........................................................23
   4.3      Access..........................................................................24
   4.4      Exclusivity.....................................................................25
   4.5      Stockholders Meeting; Voting Agreement..........................................25
   4.6      Disclosure Schedule; Additional Information.....................................26
   4.7      Elimination of Intercompany Items...............................................27
   4.8      Customer Contracts..............................................................27

ARTICLE V CONDITIONS PRECEDENT TO CLOSING...................................................27

   5.1      Conditions to Obligations of the Buyer..........................................27
   5.2      Conditions to Obligations of the Seller.........................................29

ARTICLE VI TERMINATION......................................................................30

   6.1      Termination of Agreement........................................................30
   6.2      Effect of Termination...........................................................31

ARTICLE VII EMPLOYEE MATTERS................................................................31

   7.1      Offer of Employment; Continuation of Employment.................................31
   7.2      Cessation of Business Benefit Plan Participation; 401(k) Plan Matters...........31
   7.3      Employment Related Liabilities..................................................31
   7.4      Employee Benefits; Severance Plans..............................................32
   7.5      Welfare Plans...................................................................32
   7.6      Accrued Vacation Time...........................................................32
   7.7      U.S. WARN Act...................................................................33
   7.8      U.S. COBRA......................................................................33

ARTICLE VIII OTHER POST-CLOSING COVENANTS...................................................33

   8.1      Access to Information; Record Retention; Cooperation............................33
   8.2      Collection of Accounts Receivable...............................................35
   8.3      Payment of Assumed Liabilities and Excluded Liabilities.........................35
   8.4      Transfer Taxes..................................................................35
   8.5      Transition......................................................................35
   8.6      Non-Competition.................................................................35
   8.7      Third Party Consents............................................................36
   8.8      Solomon Accounting System.......................................................36

ARTICLE IX INDEMNIFICATION; SURVIVAL........................................................37

   9.1      Definitions.....................................................................37
   9.2      Indemnification Generally.......................................................38
   9.3      Assertion of Claims.............................................................39

   9.4      Notice and Defense of Third Party Claims........................................39
   9.5      Survival of Representations and Warranties......................................39
   9.6      Characterization of Payments....................................................40
   9.7      Indemnification Payments........................................................40

ARTICLE X MISCELLANEOUS.....................................................................40

   10.1     Press Releases and Announcements................................................40
   10.2     No Third Party Beneficiaries....................................................40
   10.3     Action to be Taken by Affiliates................................................40
   10.4     Entire Agreement................................................................40
   10.5     Succession and Assignment.......................................................41
   10.6     Notices.........................................................................41
   10.7     Amendments and Waivers..........................................................42
   10.8     Severability....................................................................42
   10.9     Expenses........................................................................42
   10.10    Specific Performance............................................................42
   10.11    Governing Law...................................................................43
   10.12    Bulk Transfer Laws..............................................................43
   10.13    Construction....................................................................43
   10.14    Waiver of Jury Trial............................................................43
   10.15    Remedies Cumulative.............................................................43
   10.16    Incorporation of Exhibits and Schedules.........................................43
   10.17    Counterparts and Facsimile Signature............................................43


Exhibits:

Exhibit A                Form of Note
Exhibit B                Form of Warrant

Schedules:

Schedule 1.1(a)(ii)      Acquired Assets
Schedule 1.1(a)(iv)      Assigned Contracts
Schedule 1.1(a)(v)       Intellectual Property
Schedule 1.1(b)(ii)      Certain Excluded Assets
Schedule 1.3             Allocation of Purchase Price
Schedule 1.5(a)          Required Consents
Schedule 1.5(b)          Required Contracts
Schedule 4.2(d)          Capital Expenditure Budget
Schedule 4.2(f)          Permitted Employee and Compensation Charges
Schedule 7.1             Specified Business Employees
Schedule 10.1            Form of Public Announcement

                           PURCHASE AND SALE AGREEMENT

      PURCHASE AND SALE AGREEMENT, dated as of November 18, 2003, between Student Advantage, Inc., a Delaware corporation (the "Seller"), and NCSN, Inc., a Delaware corporation (the "Buyer"). The Seller and the Buyer are referred to together herein as the "Parties."

                                  INTRODUCTION

      1. The Seller is engaged, among other matters, in (a) providing a network on the World Wide Web devoted to college sports known as the "Official College Sports Network," providing online brand management, content delivery, consumer marketing and business/commerce solutions to university athletic departments and conferences, and (b) operating an on-line wire service known as "U-Wire" which aggregates and syndicates to subscribers college newspaper-based content. All such activities and all other business and activities conducted on or through the <www.ocsn.com> and <www.collegesports.com> websites or any other websites primarily utilized by the Seller in connection with such activities, hereinafter referred to collectively as the "Business."

      2. The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, the assets of the Seller relating exclusively or primarily to the Business (other than assets excluded pursuant hereto), subject to the assumption of related liabilities and upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I
                                 ASSET PURCHASE

      1.1 Purchase and Sale of Assets; Assumption of Liabilities.

            (a) On the basis of and contingent upon the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing (as defined in Section 1.4(a)), the Seller shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller, free and clear of any and all Security Interests (as defined in Section 2.3), all of the Seller's right, title and interest in and to the assets, properties and rights of the Seller of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located, existing as of the Closing which are utilized exclusively or primarily by the Seller in the Business (collectively, the "Acquired Assets"), including, without limitation, the following assets in each case to the extent same are utilized exclusively or primarily in the Business:

                  (i) all accounts receivable and other receivables, whether or not billed;

                  (ii) all computers, equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and tooling and other tangible personal property and all warranties and guarantees, if any, express or implied, existing for the benefit of the Seller in connection therewith to the extent transferable, including the items listed in Schedule 1.1(a)(ii) hereto;

                  (iii) the Leased Real Property (as defined in Section 2.9(b)) covered by the Leases (as defined in Section 2.9(b));

                  (iv) the rights under all contracts or agreements to which the Seller is a party, including those listed in Schedule 1.1(a)(iv) hereto (collectively, the "Assigned Contracts");

                  (v) all "Intellectual Property," which shall mean any or all of the following and all rights in, arising out of, or associated therewith: (1) all United States, international and foreign registered patents and applications therefor, including such applications and registrations listed in Schedule 1.1(a)(v) hereto, and all underlying patent rights, reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (2) all inventions (whether patentable or not), ideas, processes, invention disclosures, improvements, trade secrets, proprietary information, confidential business information, know-how, technology, improvements, discoveries, technical data, customer or vendor lists, proprietary processes and formulae, all source and object code, computer software and management information systems, algorithms, architectures, structures, display screens, layouts, development tools, including the user interface related to the "gametracker" product, and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records; (3) all copyrights, copyrights registrations and applications therefor, copyrightable material including derivative works, revisions, transformations and adaptations, material that is subject to non-copyright disclosure protections, and all other works of authorship and, and all other rights corresponding thereto throughout the world; (4) all trade names, logos, trade dress, common law trademarks and service marks, trademark and service mark registrations and applications therefor, including such applications and registrations listed in Schedule 1.1(a)(v) hereto, throughout the world; (5) domain names, including <www.ocsn.com> and <www.collegesports.com>; (6) web sites and related content and sites, including sites with the web addresses
<www.ocsn.com> and <www.collegesports.com>; (7) intellectual property rights acquired by license or agreement; (8) damages or benefits derived from any action arising out of or related to the foregoing, including laws controlling computer and Internet rights; (9) all manuals, documentation and materials relating to the above; and (10) any equivalent rights to any of the foregoing anywhere in the world;

                  (vi) all licenses, permits or franchises issued by any Governmental Entity (as defined below) relating to the development, use, maintenance or occupation of the Seller Leased Facilities or the operations of the Business (for purposes of this Agreement, "Governmental Entity" means any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency);

                  (vii) all goods and services and all other economic benefits to be received subsequent to the Closing arising out of prepayments and payments by the Seller prior to the Closing;

                  (viii) all prepaid deposits and other prepaid asset items;

                  (ix) all books (other than stock record books), records, accounts, ledgers, files, documents, correspondence, studies, reports and other printed or written materials, subject to any restrictions imposed by applicable law on the transfer of employee files and other materials related to classified programs;

                  (x) all telephone and facsimile numbers; and

                  (xi) all goodwill.

            (b) Notwithstanding anything to the contrary in this Agreement, the Acquired Assets shall not include any of the following (each, an "Excluded Asset"):

                  (i) any cash and cash equivalents or similar investments, bank accounts, commercial paper, certificates of deposit, Treasury bills and other marketable securities;

                  (ii) any assets, properties or rights listed on, or arising under any contracts or agreements listed on, Schedule 1.1(b)(ii) hereto;

                  (iii) any rights to insurance claims, related refunds and proceeds arising from or related to the Excluded Assets and Excluded Liabilities (as defined in Section 1.1(d));

                  (iv) any rights which accrue or will accrue to the benefit of the Seller under this Agreement or the Ancillary Agreements (as defined in Section 1.5(b));

                  (v) any rights relating to refunds or recoupment of Taxes (as defined in Section 2.7) of the Seller, including rights under any legal or administrative proceedings relating thereto, whether or not yet commenced;

                  (vi) any actions, claims, causes of action, rights of recovery, choses in action and rights of setoff of any kind arising before, on or after the Closing relating to the items set forth above in this Section 1.1(b) or to any Excluded Liabilities;

                  (vii) any books, records, accounts, ledgers, files, documents, correspondence, studies, reports and other printed or written materials related exclusively or primarily to any Excluded Assets or Excluded Liabilities; and

                  (viii) any of the Seller's corporate functions, facilities, assets and properties that service the Seller's business activities as a whole and are not primarily or exclusively related to the Business (such as, by way of example, payroll systems, finance and accounting functions, shared business services and the like).

            (c) On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Buyer shall assume and agree to pay, perform and discharge when due after the

Closing all of the following liabilities and obligations solely to the extent related exclusively or primarily to the Business or the Acquired Assets (collectively, the "Assumed Liabilities"):

                  (i) all liabilities (A) reflected on the face of the Interim Balance Sheet (as defined in Section 2.4(a)) and (B) incurred after the Interim Balance Sheet in the ordinary course of business consistent with past practice (and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period (taking into account any corresponding increase in expenses that are attributable to an increase in revenue)), except to the extent satisfied prior to the Closing, in each of clauses (A) and (B) not including any liabilities or obligations payable or otherwise owed to the Seller or any of its Affiliates (collectively, "Intercompany Payables");

                  (ii) all liabilities and obligations of the Seller arising after the Closing under the Assigned Contracts and the Leases included in the Designated Contracts, except as provided in Section 1.5; provided, however that the Buyer shall not assume, and does not hereby agree to pay, perform or discharge, any liabilities or obligations relating in any manner to or arising from any breach or default of the Seller of any Assigned Contract occurring on or prior to the Closing Date (as defined in Section 1.4(a)) regardless of whether the Seller discloses such breach or default pursuant to this Agreement;

                  (iii) all liabilities and obligations in respect of ownership or operation of the Business or the Acquired Assets arising or incurred by the Buyer from and after the Closing;

                  (iv) all liabilities and obligations arising out of the ownership, leasing or operation of any Leased Facility or other real property from and after the Closing;

                  (v) all liabilities and obligations in respect of employees or employee benefits which are expressly assumed by the Buyer pursuant to Article VII;

                  (vi) all liabilities and obligations for any Taxes relating to the Business for periods beginning after the Closing Date (other than Taxes imposed on the Seller's income); and

                  (vii) all liabilities and obligations arising out of or relating to a Deferred Items (as defined in Section 1.5) under Section 1.5 to the extent that the Buyer receives the benefits under such Deferred Item pursuant to Section 1.5.

            (d) Except for the Assumed Liabilities, the Buyer shall not assume or be liable for, and does not undertake to attempt to, assume or discharge, any payment obligation, performance obligation, contingency or liability, whether fixed, contingent, liquidated, unliquidated, matured, unmatured, asserted or unasserted, of the Seller whether or not relating to the Business and operation thereof on or prior to the Closing Date including, without limitation, obligations of the Seller with respect to Taxes for periods ending prior to the Closing Date, any Taxes imposed on the Seller's income and the conduct of the Business prior to the Closing, liabilities and obligations in respect of employees and employee benefits not expressly assumed by the Buyer pursuant to
Article VII, any Intercompany Payables, and any liabilities arising from or relating to the failure of the Seller to maintain adequate licenses with respect to third party software and/or technology notwithstanding any disclosure with respect thereto set forth in Section 2.10(b) of the Disclosure Schedule (as defined in Article
II) or elsewhere therein (collectively, the "Excluded Liabilities"), which obligations and liabilities shall remain the sole responsibility of the Seller and the Seller shall indemnify and hold harmless the Buyer therefor.

      1.2 Purchase Price.

            (a) In consideration for the sale and transfer of the Acquired Assets, the Buyer shall at the Closing assume the Assumed Liabilities as provided in Section 1.1(c) and shall pay to the Seller at Closing $7,100,000 (such amount, as the same may hereafter be adjusted, the "Purchase Price"), (i) $2,850,000 of which shall be paid in cash in immediately available funds (such amount, as the same may hereafter be adjusted, the "Cash Portion"), subject to adjustment as set forth in Section 4.8 and in Schedule 1.5(a) hereto, and (ii) the balance (the "Balance") of which shall be paid by delivery of a Note Agreement substantially in the form attached hereto as Exhibit A (the "Note") and a Common Stock Purchase Warrant substantially in the form attached hereto as Exhibit B (the "Warrant"); provided, however, in the event that not less than four Business Days (as defined in Section 1.4(a)) prior to the Closing Date the Buyer delivers written notice to the Seller that upon delivery of the Note as of the Closing Date the Buyer would be in default or breach of one or more provisions thereof (which notice shall specify such provisions), at the option of the Seller (exercisable by delivery to the Buyer of written notice thereof not less than two Business Days prior to the Closing Date), at the Closing the Seller shall either (y) accept payment of the Balance by delivery of the Note and Warrant and deliver to the Buyer concurrently therewith a waiver (on behalf of the Seller and its successors and assigns) of any and all such defaults and breaches, any other defaults and breaches of which the Seller had knowledge and any defaults or breaches under this Agreement with respect thereto (including, without limitation, any breach by the Buyer of any of its representations or warranties contained in this Agreement), and a release of any claims with respect thereto or arising therefrom (the "Waiver and Release") or (z) in lieu of delivery of the Note and the Warrant, accept payment of the Balance in cash in immediately available funds of $4,250,000. In the event that the Seller fails to deliver timely such written notice, the Seller shall have been deemed to have elected to accept payment of the Balance pursuant to clause (z) above.

            (b) The Purchase Price shall be adjusted at Closing as follows:

                  (i) if Estimated Working Capital (as hereinafter defined) exceeds $50,000, the Cash Portion of the Purchase Price shall be increased by such excess; or

                  (ii) if Estimated Working Capital is less than ($50,000) (that is, negative $50,000), the Cash Portion of the Purchase Price shall be decreased by such shortfall.

For purposes hereof, "Estimated Working Capital" shall mean an amount, calculated by the Seller in good faith as at the Closing Date, equal to (A) the sum of Specified Accounts Receivable (as hereinafter defined), inventory, prepaid expenses and deposits (whether short or long-term), less (B) the sum of accounts payable, deferred revenue, Pre-Closing Employee Liabilities (as defined in Section 7.3) to the extent includable herein pursuant to Section 7.3, and accrued expenses (not including Taxes or expenses with respect to the Assumed Vacation Time (as defined in Section 7.6)). For purposes hereof, "Specified Accounts Receivable" means (1) the accounts receivable set forth on the statement of net assets of the Business as of September 30, 2003 included in Section 2.4 of the Disclosure Schedule (other than the accounts receivable identified as "Excluded Accounts Receivable" in Schedule 1.1(b)(ii) hereto) and (2) any accounts receivable arising after such date and before the Closing Date in the ordinary course of business consistent with past practice.

            (c) (i) Within 45 days after the Closing Date, the Seller shall prepare a statement of net assets as of the Closing Date (the "Closing Date Balance Sheet") from the books, records and accounts of the Seller based on the closing statement of net assets used to calculate the Estimated Working Capital at the Closing together with a statement (the "Working Capital Statement") setting forth the Seller's calculation of actual working capital as of the Closing Date ("Proposed Final Working Capital") determined on the same basis used to determine Estimated Working Capital. If the Buyer does not agree with the calculation of the Proposed Final Working Capital, the Buyer shall notify the Seller in writing (such notice, the "Dispute Notice") of its objection within 30 days (as defined in Section 1.4(a)) after its receipt of the Working Capital Statement, which Dispute Notice shall set forth in reasonable detail the basis for its objection. If the fails to deliver a Dispute Notice within such 30 day period, then the Proposed Working Capital shall become the final Working Capital (the "Final Working Capital") for all purposes of this Agreement. If the Buyer delivers a Dispute Notice within such 30 day period, each of the Buyer and the Seller shall negotiate in good faith a resolution of the dispute set forth in the Dispute Notice and if the parties are not able to reach agreement as to an appropriate Final Working Capital within 10 Business Days of delivery of the Dispute Notice, then the Buyer and the Seller shall, within 10 Business Days thereof, mutually agree on and appoint an independent public accounting firm (the "Independent Auditor") to review the Working Capital Statement and the Dispute Notice (and all related information) and determine the Final Working Capital. Each of the Buyer and the Seller shall provide the Independent Auditor promptly upon request therefrom with such information and documentation as the Independent Auditor may find necessary or appropriate to determine the Final Working Capital. The Independent Auditor shall be requested to determine the Final Working Capital within 90 days of the Closing Date, and such determination shall be final and binding as to all parties hereto. The costs of the Independent Auditor shall be borne by the party whose determination of working capital as of the Closing Date was farthest from the Independent Auditor's determination of the Final Working Capital, or equally by the Buyer and the Seller if the determination by the Independent Auditor is equidistant from the determinations of the parties.

                  (ii) Within five Business Days after the determination of the Final Working Capital in accordance with clause (i) above, a payment, if any, to adjust the Purchase Price shall be made by the Buyer or the Seller, as the case may be, consistent with Section 1.2(b)(i), (ii) and (iii).

      1.3 Allocation. The Purchase Price shall be allocated among the Acquired Assets in accordance with Schedule 1.3 hereto. In the event that the Purchase Price is adjusted as set forth Section 1.2, such allocation shall be appropriately adjusted in proportion thereto. The Buyer and the Seller shall each report in their respective federal, state and local income tax returns for the taxable year that includes the Closing Date (as defined in Section 1.4) the federal, state and local income and other Tax consequences of the transactions contemplated by this Agreement in a manner consistent with such allocation, including without limitation the preparation and filing of Form 8594 under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor form or successor provision of any future Tax law, and neither the Buyer nor the Seller shall take any position inconsistent with such allocation unless otherwise required by applicable law.

      1.4 The Closing.

            (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Hale and Dorr LLP in New York, New York, on the fifth Business Day immediately following the date on which all of the conditions set forth in Article V have been satisfied or waived or (ii) such other time, date or place as the Buyer and the Seller may agree (the "Closing Date"). For purposes of this Agreement, a "Business Day" shall be any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed.

            (b) At the Closing:

                  (i) the Seller shall deliver (or cause to be delivered) to the Buyer the various certificates, instruments and documents required to be delivered under Section 5.1;

                  (ii) the Buyer shall deliver (or cause to be delivered) to the Seller the various certificates, instruments and documents required to be delivered under Section 5.2;

                  (iii) the Seller shall execute and deliver a Bill of Sale in form and substance reasonably satisfactory to the Buyer and the Seller;

                  (iv) the Seller shall execute and deliver a Trademark Assignment in form and substance reasonably satisfactory to the Buyer and the Seller;

                  (v) the Seller shall execute and deliver a Copyright Assignment in form and substance reasonably satisfactory to the Buyer and the Seller;

                  (vi) the Seller shall execute and deliver a Patent Assignment in form and substance reasonably satisfactory to the Buyer and the Seller;

                  (vii) the Seller shall execute and deliver a Domain Name Assignment and Transfer Agreement in form and substance reasonably satisfactory to the Buyer and the Seller;

                  (viii) the Seller and the Buyer shall execute and deliver such other instruments of conveyance as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of valid ownership of the Acquired Assets;

                  (ix) the Buyer shall execute and deliver to the Seller an Assumption Agreement;

                  (x) the Buyer and the Seller shall execute and deliver such other instruments as the Seller may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities;

                  (xi) the Seller shall, if applicable, deliver the Waiver and Release;

                  (xii) the Seller shall execute and deliver to the Buyer a certificate setting forth the Estimated Working Capital, including the basis therefor and a certification that such Estimated Working Capital was prepared in good faith by the Seller based on the books, records and accounts of the Seller maintained in the ordinary course of business;

                  (xiii) the Seller shall transfer to the Buyer all the books, records, files and other data (or copies thereof) within the possession or control of the Seller relating to the Acquired Assets and reasonably necessary for the continued operation of the Business by the Buyer;

                  (xiv) the Buyer shall (A) pay in cash by wire transfer of immediately available funds to the Seller the Cash Portion, and (B) pay the Balance in accordance with Section 1.2(a);

                  (xv) the Seller shall deliver to the Buyer, or otherwise put the Buyer in possession and control of, all of the Acquired Assets of a tangible nature owned by the Seller; and

                  (xvi) the Parties shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

The agreements and instruments referred to in clauses (iii) through (xii) above, together with any other documents or instruments executed and delivered pursuant hereto, are referred to herein as the "Ancillary Agreements."

      1.5 Consents to Assignment. Anything in this Agreement to the contrary notwithstanding but subject to the proviso below, this Agreement shall not constitute an agreement to assign or transfer any contract, lease, authorization, license or permit, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment or transfer thereof, without the consent of a third party thereto or of the issuing Governmental Entity, as the case may be, would constitute a breach thereof. If such consent (a "Deferred Consent") is not obtained, or if an attempted assignment or transfer thereof would be ineffective or would affect the rights thereunder so that the Buyer would not receive all such rights, then, in each such case, (a) the contract, lease, authorization, license or permit to which such Deferred Consent relates (a "Deferred Item") shall be withheld from sale pursuant to this Agreement without any reduction in the Purchase Price, (b) from and after the Closing, the Seller and the Buyer will cooperate, in all reasonable respects, to obtain such Deferred Consent as soon as practicable after the Closing, provided that the Seller shall not be required to make any material payments or agree to any material undertakings in connection therewith, and (c) until such Deferred Consent is obtained, the Seller and the Buyer will cooperate, in all reasonable respects, to provide to the Buyer the benefits under the Deferred Item to which such Deferred Consent relates (with the Buyer entitled to all the gains and responsible for all the losses, Taxes, liabilities and/or obligations thereunder).

In particular, in the event that any such Deferred Consent is not obtained prior to the Closing, then the Buyer and the Seller shall enter into such arrangements (including subleasing or subcontracting if permitted) to provide to the Parties to the extent reasonably practicable the economic and operational equivalent of obtaining such Deferred Consent and assigning or transferring such contract, lease, authorization, license or permit, including enforcement for the benefit of the Buyer of all claims or rights arising thereunder, and the performance by the Buyer of the obligations thereunder on a prompt and punctual basis. Notwithstanding anything herein to the contrary, the assignment or transfer of the leases and other contracts set forth on Schedule 1.5(a) and Schedule 1.5(b) hereto, to the extent provided therein, shall be a condition to the Buyer's obligation to consummate the Closing.

      1.6 Further Assurances. At any time and from time to time after the Closing Date, as and when requested by any Party hereto and at such Party's expense, the other Party or Parties shall promptly execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further or other actions as are necessary to evidence and effectuate the transactions contemplated by this Agreement.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to the Buyer as follows, except as set forth in the Disclosure Schedule provided by the Seller to the Buyer on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Article II to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Business, has resulted in or would result in a Business Material Adverse Effect (as defined in Section 2.1), or is outside the ordinary course of business. For purposes of this Article II, the phrase "to the knowledge of the Seller" shall mean and be limited to the knowledge of the Seller's executive officers after due inquiry. To the extent anything contained in the Disclosure Schedule conflicts with this paragraph, this paragraph shall prevail.

      2.1 Organization, Qualification and Corporate Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for any such failure to be qualified that would not reasonably be expected to result in a Business Material Adverse Effect (as defined below). The Seller has all requisite corporate power and authority to carry on the business in which it is now engaged and to own, lease and use the properties now owned, leased and used by it. For purposes of this Agreement, "Business Material Adverse Effect" means any change, effect or circumstance that, individually or in the aggregate, (i) is materially adverse to the business, financial or other condition, results of operations or prospects of the Business as a whole (other than changes, effects or circumstances that are the result of economic factors affecting the economy as a whole or that are the result of factors generally affecting the industry in which the Business competes), or (ii) impairs or delays in any material respect the ability of the Seller to consummate the transactions contemplated by this Agreement or the Ancillary Agreements; provided, however, that a "Business Material Adverse Effect" shall not include any adverse change, effect or circumstance (a) arising out of or resulting primarily from actions contemplated by the Parties in connection with this Agreement, or (b) that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

      2.2 Authority. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and such Ancillary Agreements and, subject to the approval of the sale of the Acquired Assets by the Seller to the Buyer as contemplated by this Agreement by a majority of the votes represented by the outstanding shares of capital stock of the Seller entitled to vote thereon (the "Requisite Seller Stockholder Approval"), the consummation by the Seller of the transactions contemplated hereby and thereby have been validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been, and such Ancillary Agreements will be, validly executed and delivered by the Seller and, assuming this Agreement and each such Ancillary Agreement constitute the valid and binding obligation of the Buyer, constitutes or will constitute a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

      2.3 Noncontravention..Neither the execution and delivery by the Seller of this Agreement or the Ancillary Agreements to which the Seller will be a party, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will:

            (a) conflict with or violate any provision of the charter or bylaws of the Seller;

            (b) require on the part of the Seller any filing with, or any permit, authorization, consent or approval of, any third party or Governmental Entity, except for (i) the Requisite Seller Stockholder Approval and (ii) the consents set forth in Sections 2.9(b) and 2.11(c) of the Disclosure Schedule;

            (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate or modify, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage, instrument of indebtedness or Security Interest to which the Seller is a party or by which the Seller is bound or to which its assets are subject, except for (i) the consents required under the Designated Contracts set forth in
Section 2.11(c) of the Disclosure Schedule, (ii) any conflict, breach, default, acceleration or right to terminate or modify in any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage, instrument of indebtedness or Security Interest (other than the Designated Contracts) that would not reasonably be expected to result in a Business Material Adverse Effect or (iii) any notice, consent or waiver (other than the consents required under the Designated Contracts set forth in Section 2.11(c) of the Disclosure Schedule) the absence of which would not reasonably be expected to result in a Business Material Adverse Effect; or

            (d) violate any (i) judgment, order, writ, stipulation, injunction, decree or (ii) statute, rule or regulation applicable to the Seller or any of its properties or assets, except, in the case of clause (ii) above, for any violation that would not reasonably be expected to result in a Business Material Adverse Effect.

For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) liens arising solely by action of the Buyer, and (ii) liens on tangible personal property which do not, individually or in the aggregate, materially impair the use or value of the Acquired Assets.

      2.4 Financial Statements.

            (a) Section 2.4 of the Disclosure Schedule includes copies of the unaudited (a) statement of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of the Business for the 12-month period ended December 31, 2002, and for the six-month period ended June 30, 2003 and (b) statement of net assets of the Business as of December 31, 2002, and as of June 30, 2003 (the "Interim Balance Sheet"). The financial statements referred to in clauses (a) and (b) above are herein referred to collectively as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and the methodologies described in the footnotes thereto and fairly present, in all material respects, the financial condition and combined results of operations of the Business as of the respective dates thereof and for the periods referred to therein in accordance with such methodologies; provided, however, that the foregoing statements of net assets do not include footnotes required by GAAP, and the interim statement of net assets is subject to year-end adjustments and the Financial Statements do not include allocation of corporate expenses.

            (b) Section 2.4 of the Disclosure Schedule includes copies of (i) the unaudited statement of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of the Business for the three-month period ended September 30, 2003 and (ii) statement of net assets of the Business as of September 30, 2003. Such financial statements are good faith estimates of the Seller, subject to the Seller's ordinary period-end closing procedures; provided that nothing has come to the attention of the Seller to indicate that any such estimates are inaccurate as of the respective date thereof or for the period referred to therein.

      2.5 Absence of Certain Changes. Since June 30, 2003, there have not been any changes in the financial condition, results of operations or prospects of the Business, except for any changes that would not reasonably be expected to result in a Business Material Adverse Effect. Except as set forth in Section 2.5 of the Disclosure Schedule, since June 30, 2003, the

Seller has not taken any of the following actions (or permitted any of the following events to occur) with respect to the Business:

            (a) sold, assigned or transferred (i) any portion of the Acquired Assets consisting of tangible personal property in a single transaction or series of related transactions in an amount in excess of $5,000 except in the ordinary course of business or (ii) any other portion of the Acquired Assets;

            (b) granted or amended any rights to severance benefits, "stay pay" or termination pay to any director, officer or other employee of the Business or increased benefits payable or potentially payable to any such director, officer or other employee of the Business under any previously existing severance benefits, "stay-pay" or termination pay arrangements, in each case (i) except as required by law and (ii) except for obligations that will not constitute an Assumed Liability;

            (c) made any capital expenditures or commitments therefor in an amount in excess of $5,000 other than in accordance with the Business' capital budget included in Schedule 4.2(d) hereto;

            (d) acquired any operating business, whether by merger, stock purchase or asset purchase, except for any such business which did not become part of the Business;

            (e) incurred or guaranteed any indebtedness for borrowed money;

            (f) entered into any employment, compensation or deferred compensation agreement (or any amendment to any such existing agreement) with any officer or other employee of the Business whose annual compensation exceeds $50,000 or otherwise outside of the ordinary course of business or not consistent with past practice;

            (g) materially amended the terms of any existing Business Benefit Plan (as defined in Section 2.15(a)), except as required by law;

            (h) materially changed its accounting principles, methods or practices, except in each case to conform to changes in GAAP;

            (i) failed to pay or perform any liabilities or obligations which would reasonably be expected to result in a Business Material Adverse Effect;

            (j) engaged in any loans or borrowings or payments, dividends or transfers of assets with any officers, directors, employees or other affiliates; or

            (k) entered into any agreement or commitment with respect to any of the matters referred to in clauses (a) through (j) of this Section 2.5.

      2.6 Undisclosed Liabilities. The Business does not have any liability of a nature which is material to the Business, except for (i) liabilities shown on the Interim Balance Sheet, (ii) liabilities which have arisen since June 30, 2003 in the ordinary course of business consistent with past practice (and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period (taking into account any corresponding increase in expenses that are attributable to an increase in revenue)), (iii) liabilities set forth in Section 2.6(a) of the Disclosure Schedule and (iv) the Excluded Liabilities.

      2.7 Tax Matters. The Seller has filed or had filed on its behalf all Tax Returns (as defined below) that it was required to file (separately or as part of a consolidated, combined or unitary group) and all such Tax Returns were correct and complete to the extent they relate to the Business, except for any error or omission that would not reasonably be expected to result in a Business Material Adverse Effect. The Seller has paid (or had paid on its behalf) all Taxes that are shown to be due and payable on any such Tax Returns to the extent they relate to the Business. All Taxes, to the extent they relate to the Business, that the Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, except for any such Taxes with respect to which the failure to withhold, collect or pay would not reasonably be expected to result in a Business Material Adverse Effect. The Seller is not a foreign person within the meaning of Section 1445 of the Code. For purposes of this Agreement, "Taxes" means (i) all taxes, including without limitation income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, social security charges and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, (ii) any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii) above. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements, forms or other information required to be supplied to a governmental authority responsible for the imposition of Taxes in connection with Taxes.

      2.8 Title to Assets; Condition of Tangible Property. The Seller is the sole owner of the Acquired Assets and has good title to, a valid leasehold interest in or a valid license or right to use, all of the Acquired Assets, free and clear of all Security Interests. The tangible Acquired Assets are in good condition and repair, subject to normal wear and tear, and are suitable to conduct the Business substantially in the same manner in which the Business has been conducted prior to the date hereof. All of the tangible assets of the Business are located in Carlsbad, California, Irvine, California or Atlanta, Georgia.

      2.9 Real Property.

            (a) The Seller does not own any real property, and the Business has never been located in or operated on any real property owned by the Seller or any Affiliate of the Seller.

            (b) Section 2.9(b) of the Disclosure Schedule lists all real property included in the Acquired Assets (the "Leased Real Property") and each lease and sublease in effect with respect thereto (each, a "Lease"). Section 2.9(b) of the Disclosure Schedule lists each Lease that cannot be assigned on transferred by the Seller without the prior written consent of the other party thereto. The Seller has made available to the Buyer true, complete and accurate copies of each Lease. With respect to each such Lease:

                  (i) the Lease is a valid and binding obligation of the Seller and, to the knowledge of the Seller, each other party to such Lease, enforceable and in full force and effect;

                  (ii) except as set forth in Section 2.9(b)(ii) of the Disclosure Schedule, neither the Seller nor, to the knowledge of the Seller, any other party to the Lease is in breach or default and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification or acceleration thereunder, and no claim has been made by any other party to such Lease alleging that the Seller is in breach of default therunder;

                  (iii) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold of such Lease; and

                  (iv) the Seller has no knowledge of any Security Interest, easement, covenant or other restriction applicable to the Leased Real Property subject to such Lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy of the Seller of such Leased Real Property.

      2.10 Intellectual Property.

            (a) The Seller has disclosed accurately and completely to the Buyer all Intellectual Property that is used exclusively or primarily in the Business ("Seller's IP"). The Seller is the sole and exclusive owner of all right, title and interest in and to Seller's IP (with no breaks in the chain of title thereof), except as set forth in Section 2.10(a) of the Disclosure Schedule, free and clear of any security interest, lien, pledge, option, charge or encumbrance of any kind whatsoever. The Seller's rights in Seller's IP are in full force and effect. Seller's IP has not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Seller's rights in and to Seller's IP. In the event that the Seller is using any material Intellectual Property in the Business under license (the "Licensed IP"), the Seller has disclosed such license(s) to the Buyer, and the Seller is authorized to use the Licensed IP under license and is in compliance with the terms of any such license agreements(s).

            (b) Except as set forth in Section 2.10(b) of the Disclosure Schedule, the Seller has not transferred all or any portion of its ownership interest in, or granted any exclusive license with respect to, any of Seller's IP, to any third party.

            (c) With respect to each item of Seller's IP, except as set forth in
Section 2.10(c) of the Disclosure Schedule, any necessary registration, maintenance and renewal fees in connection therewith have been paid and any necessary documents and certificates in connection therewith have been filed with the relevant patent, trademark or copyright authorities or any other appropriate registrar, including, without limitation, any domain name registrar, in the United States or abroad for the purposes of securing or maintaining rights in such Intellectual Property.

            (d) Except as set forth in Section 2.10(d) of the Disclosure Schedule, to the extent that any of Seller's IP has been developed or created by a third party for the Seller, the Seller has a written agreement with such third party with respect thereto and the Seller thereby has obtained ownership of, and is the exclusive owner of, or has a valid license to use, all Intellectual Property in such work, material or invention by operation of law or by valid assignment or by agreement, as the case may be.

            (e) Section 2.10(e) of the Disclosure Schedule lists all material contracts, licenses, agreements and other instruments, to which the Seller is a party or which otherwise govern the Seller's actions with respect to Seller's IP (collectively, the "IP Documents"). The IP Documents are in full force and effect. The consummation of the transactions contemplated by this Agreement will not violate or result in the breach, modification, cancellation, termination, or suspension of the IP Documents and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any rights of the Seller to any of its Intellectual Property. The Seller is in material compliance with, and has not materially breached any term of any IP Document and, to the best knowledge of the Seller, all other parties to the IP Documents are in compliance with, and have not breached any term of, such IP Documents.

            (f) Except as set forth on Section 2.10(f) of the Disclosure Schedule, the Seller is not under obligation to pay any royalty or other compensation to any third party or to obtain any approval or consent for the use of any Seller's IP used in or necessary for its business as it is currently conducted or as currently contemplated to be conducted.

            (g) Except as set forth in Section 2.10(g) of the Disclosure Schedule, (i) the Seller has not received any written notice or claim challenging the Seller's ownership or rights in Seller's IP or claiming that any other person or entity has any legal or beneficial ownership or other rights with respect thereto, and the Seller is not aware of any valid basis for such claim; (ii) to the best knowledge of the Seller, no third party is infringing, misappropriating or otherwise violating any material right of the Seller with respect to Seller's IP; and (iii) no Seller's IP has been refused registration or is the subject of any inter-parties proceedings.

            (h) The Seller has all right, title and interest in and to all of its client information and related client or user data, and all proprietary databases and data collections (collectively, "Proprietary Information"). Any use or transfer of the Proprietary Information as contemplated under this Agreement will not violate the rights of any third party or result in the breach of any agreement to which the Seller is a party or which otherwise governs the Seller's actions with respect thereto.

            (i) The Seller has taken and will continue to take all reasonable and practicable measures designed to protect its rights in its confidential information and trade secrets or any confidential information or trade secrets of third parties provided to the Seller. Neither the Seller nor any of its employees or agents has permitted any such confidential information or trade secrets to be used, divulged or appropriated for the benefit of persons to the material detriment of the Seller of the Business.

      2.11 Contracts.

            (a) Section 2.11(a) of the Disclosure Schedule lists all of the contracts or agreements, whether written or oral, to which the Seller is a party or by which it is bound as of the date of this Agreement that relate exclusively or primarily to the Business (excluding Leases, which are set forth in Section 2.9(b) of the Disclosure Schedule, and any contracts or agreements relating to Excluded Assets), including, without limitation:

                  (i) any agreement (or group of related agreements with the same party or affiliate thereof) for the lease of personal property from or to third parties providing for lease payments the remaining unpaid balance of which is in excess of $5,000;

                  (ii) any agreement (or group of related agreements with the same party or affiliate thereof) for the purchase of products or services under which the undelivered balance of such products and services is in excess of $10,000;

                  (iii) any agreement (or group of related agreements with the same party or affiliate thereof) which involves or could involve a payment to the Seller in excess of $10,000, either pursuant to a contract with a customer or client of the Business or pursuant to any other contract or agreement for the sale of goods and services outside of the ordinary course of business;

                  (iv) any agreement for the acquisition by the Seller of any operating business, whether by merger, stock purchase or asset purchase, except for any such business which did not or will not become part of the Business;

                  (v) any agreement establishing a partnership or joint venture;

                  (vi) any agreement (or group of related agreements with the same party or affiliate thereof) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness the outstanding balance of which is more than $5,000 or under which it has imposed a Security Interest on any of the Acquired Assets;

                  (vii) any agreement that prohibits or restricts the Business from freely engaging in business anywhere in the world;

                  (viii) any agreement, employment or otherwise, involving the Seller's executive officers, directors or employees relating to the Business;

                  (ix) any agreement, including any termination agreement, committing to pay severance, "stay pay" or other similar benefits to any officer or other employee of the Business; and

                  (x) any agreement with any college, university, educational institution or organization affiliated therewith , college conference or coaches' association (each a "College Entity") or an advertiser not otherwise disclosed in any of the foregoing.

            (b) The Seller has made available to the Buyer a true, complete and accurate copy of each contract and agreement listed in Section 2.11(a) of the Disclosure Schedule (the "Designated Contracts"). Each Designated Contract is a valid and binding obligation of the Seller and, to the knowledge of the Seller, of each other party thereto, in full force and effect. Neither the Seller nor, to the knowledge of the Seller, any other party to a Designated Contract is in breach or default and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification or acceleration thereunder. No written claim and, to the Seller's knowledge, no oral claim has been made by any other party to a Designated Contract alleging that the Seller is in breach or default thereunder. The Seller has no knowledge that any other party intends to terminate or not renew any Designated Contract.

            (c) Section 2.11(c) of the Disclosure Schedule lists each Designated Contract that cannot be assigned or transferred by the Seller without the prior consent of the other party thereto.

      2.12 Entire Business. Except for the Excluded Assets, the Acquired Assets are, when utilized by a labor force substantially similar to that employed by the Seller in connection with the Business, adequate to conduct the Business in all material respects as currently conducted by the Seller. Section 2.12 of the Disclosure Schedule lists any material assets or property (including Intellectual Property) utilized in the operation of the Business and not included in the Acquired Assets.

      2.13 Litigation. Section 2.13 of the Disclosure Schedule lists each (a) judgment, order, decree, stipulation or injunction of any Governmental Entity with respect to this Agreement, the Business or any of the Seller's assets or properties relating primarily thereto and (b) action, suit, claim, legal, administrative, arbitratorial or other proceeding or investigation pending or, the best knowledge of the Seller, threatened by or before any Governmental Entity relating to (i) this Agreement or the consummation of the transactions contemplated hereby, (ii) the Business or (iii) any of the Seller's assets or properties relating to the Business.

      2.14 Employment Matters.

            (a) Section 2.14(a) of the Disclosure Schedule contains a list of all employees of the Seller exclusively or primarily engaged in the Business (the "Business Employees"), along with the position, hire date and the annual rate of compensation of each such person. Each Business Employee listed in
Section 2.14(a) of the Disclosure Schedule has entered into a confidentiality agreement and a non-competition agreement with the Seller, true, complete and correct copies of which have previously been delivered to the Buyer. The transaction contemplated by this Agreement will not trigger any restrictions contained in any of the non-competition agreements.

            (b) None of the Seller's employees, with respect to the Business, is represented for purposes of collective bargaining by a labor organization. The Seller is not a party to or bound by any collective bargaining agreement relating to the Business, nor has the Seller executed any document or instrument or taken any other action, whether enforceable or unenforceable, with respect thereto. The Seller, with respect to the Business, has not experienced, since January 1, 1999, any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

      2.15 Employee Benefits.

            (a) Section 2.15 of the Disclosure Schedule contains a true, complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, with respect to the Business, by the Seller or any ERISA Affiliate (as defined below) for the benefit of the Business Employees (and their beneficiaries) that are material to the Business (the "Business Benefit Plans"). For purposes of this Agreement, "Employee Benefit Plan" means
(i) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), other than a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan"), (ii) any "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA), and (iii) to the extent applicable to more than one employee, any other written or oral plan, agreement or arrangement involving compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, or fringe benefits, but excluding any Employee Benefit Plan required to be maintained or contributed to under foreign law. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Seller. True, complete and accurate copies of all Business Benefit Plans and all material related trust agreements, insurance contracts and summary plan descriptions have been made available to the Buyer.

            (b) The Business Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Business Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code or the period for obtaining such letter has not yet expired.

            (c) Neither the Seller nor any ERISA Affiliate, with respect to the Business, has ever maintained or been required to contribute to any Employee Benefit Plan subject to Title IV of ERISA or to any Multiemployer Plan.

            (d) No act or omission has occurred and no condition exists with respect to any Business Benefit Plan maintained by the Seller, any of its Affiliates or any ERISA Affiliate that would subject the Seller or the Buyer to any fine, penalty, Tax or liability of any kind imposed under ERISA or the Code (other than liabilities for benefits accrued under Business Benefit Plans for Business Employees and their beneficiaries).

            (e) There are no unfunded obligations under any Business Benefit Plan providing welfare benefits after termination of employment to any Business Employee (or to any beneficiary of any such employee), excluding continuation of health coverage required to be continued under Section 4980B of the Code or other similar applicable laws.

      2.16 Legal Compliance. Except as set forth in Section 2.16 of the Disclosure Schedule, the Seller (with respect to the Business) is in compliance in all material respects with all applicable laws (including rules and regulations thereunder), including, without limitation, health, environmental and safety, of any federal, state, local or foreign government, or any Governmental Entity. The Seller has not received written notice of any pending and, to the knowledge of the Seller, there is no threatened, action, suit, proceeding, hearing, investigation, claim, demand or notice relating to the Business alleging any failure to so comply.

      2.17 Permits. Section 2.17 of the Disclosure Schedule lists all permits, licenses, franchises or authorizations from any Governmental Authority relating to the Business (collectively, the "Permits"). The Permits constitute all of the permits, licenses, franchises or authorizations from any Governmental Authority necessary to conduct the Business in all material respects as conducted by the Seller. Each Permit listed in Section 2.17 of the Disclosure Schedule is in full force and effect and the Seller is not in violation of or default under any Permit and no suspension or cancellation of any such Permit has been threatened in writing. Section 2.17 of the Disclosure Schedule lists each Permit that cannot be assigned or transferred by the Seller without the prior consent of the applicable Governmental Authority.

      2.18 Business Relationships with Affiliates. Section 2.18 of the Disclosure Schedule lists any agreements (written or oral) with respect to the Business whereby any Affiliate (as hereinafter defined) of the Seller directly or indirectly (a) owns any property or right, tangible or intangible, which is used in the Business, (b) has any claim or cause of action with respect to the Business, or (c) owes any money to, or is owed any money by, the Seller with respect to or relating to the Business. For purposes of this Agreement, "Affiliate" shall have the meaning assigned to it in Rule 12b-2 of the Securities Exchange Act of 1934.

      2.19 Brokers' Fees. The Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement that would constitute an Assumed Liability or for which the Buyer could become liable or obligated.

      2.20 Insurance. Section 2.20 of the Disclosure Schedule lists each material insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) relating to the Business or the Acquired Assets, all of which are in full force and effect. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy and the Seller is otherwise in compliance in all material respects with the terms of such policies. All such insurance is in full force and effect, and no notice of cancellation or termination, or reduction of coverage or intention to cancel, terminate or reduce coverage, has been received with respect to any policy for such insurance. The insurance coverage provided by such policies of insurance will not terminate or lapse by reason of the transactions contemplated by this Agreement and, following the consummation of the transactions contemplated by this Agreement, the Seller will continue to be covered under such policies for events occurring on or prior to the Closing Date.

      2.21 Top Producers and Suppliers; Accounts Receivable.

            (a) Section 2.21(a) of the Disclosure Schedule lists (i) the Top Producers (as hereinafter defined) for the period commencing January 1, 2003, and the amount of revenues accounted for by each Top Producer during such period and (ii) each supplier that is the sole supplier of any significant product or service (not otherwise available from third parties on arms' length terms) to the Business. For purposes hereof, "Top Producers" means those customers, clients, licensees or others parties, including, without limitation, College Entities, constituting the 20 highest producers of revenue (whether merchandising, royalty or annual fees or other fees) reported or reportable by the Seller in connection with the Business in accordance with GAAP.

            (b) All accounts receivable included in the Acquired Assets are bona fide receivables, represent sales actually made or services actually performed, and are valid and legally enforceable obligations of the respective debtors, subject to no counterclaims or setoffs.

      2.22 Solvency.

            (a) Assuming the Seller's current obligations to Reservoir Capital Partners, L.P. are fully satisfied at or prior to the Closing, the Seller, in its reasonable belief, (i) has sufficient capital to carry on its business, (ii) is able to pay its debts as they mature and (iii) is solvent, and the value of its property, at fair valuation, is greater than all of its debts. The Seller has not (1) made a general assignment for the benefit of creditors, (2) filed, or currently intends to file, any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any of the Seller's creditors, (3) suffered the appointment of a receiver to take possession of all, or any substantial portion, of the Seller's assets, (4) suffered the attachment or judicial seizure of all, or any substantial portion, of its assets, (5) admitted in writing its inability to pay its debts as they come due or (6) made an offer of settlement, extension or composition to its creditors generally.

            (b) The Purchase Price and other terms and provisions of this Agreement and the Ancillary Agreements were negotiated at arms' length and are fair, reasonable and consistent with existing market conditions. Based on the Seller's knowledge of market conditions and other appropriate and reasonable considerations, the Seller believes that the terms provided for in this Agreement and the Ancillary Agreements including the price terms, represent in their totality the most favorable terms available to the Seller. Further, the Board of Directors of the Seller has received the written opinion, dated October 12, 2003, of Luminary Capital, its financial advisor, to the effect that the consideration to be received by the Seller in connection with the transactions contemplated hereby is fair to the Seller from a financial point of view, a true and correct copy of which has been delivered to the Buyer. The transactions contemplated by this Agreement and the Ancillary Agreements are not being entered into by the Seller with the intention of hindering, delaying or defrauding any of the Seller's current or future creditors.

                                                                     Exhibit 2.1

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller as follows:

      3.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      3.2 Authority. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the Note, the Warrant and the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement, the Note, the Warrant and such Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been, and the Note, the Warrant and such Ancillary Agreements will be, validly executed and delivered by the Buyer and, assuming this Agreement, the Note and each such Ancillary Agreement constitute the valid and binding obligation of the Seller, constitutes or will constitute a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

      3.3 Noncontravention. Neither the execution and delivery by the Buyer of this Agreement, the Note, the Warrant or the Ancillary Agreements to which the Buyer will be a party, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will:

            (a) conflict with or violate any provision of the charter or bylaws of the Buyer;

            (b) require on the part of the Buyer any filing with, or any permit, authorization, consent or approval of, any third party or Governmental Entity, except for any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect");

            (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate or modify, or require any notice, consent or waiver under, any contract or agreement to which the Buyer is a party or by which the Buyer is bound, except for (i) any conflict, breach, default, acceleration or right to terminate or modify that would not reasonably be expected to result in a Buyer Material Adverse Effect or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to result in a Buyer Material Adverse Effect; or

            (d) violate any (i) judgment, order, writ, stipulation, injunction, decree or (ii) statute, rule or regulation applicable to the Buyer or any of its properties or assets, except, in the case of clause (ii) above, for any violation that would not reasonably be expected to result in a Buyer Material Adverse Effect.

      3.4 Litigation. There are no actions, suits, claims or legal, administrative or arbitratorial proceedings or investigations pending against, or, to the Buyer's knowledge, threatened against, the Buyer which would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

      3.5 Financing. The Buyer has, and at the Closing will have, sufficient sources of financing in order to consummate the transactions contemplated by the Agreement and to fulfill its obligations hereunder, including without limitation payment to the Seller of the Purchase Price at the Closing.

      3.6 Due Diligence by the Buyer. The Buyer acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Business and, in making its determination to proceed with the transactions contemplated by this Agreement, the Buyer has relied solely on the results of its own independent investigation and on the representations and warranties of the Seller set forth in Article II and elsewhere in this Agreement, including the Disclosure Schedule (and any updates thereto) and other Schedules hereto, in the Ancillary Agreements to which the Seller is a party and other documents delivered by or on behalf of the Seller in connection herewith or therewith. Such representations and warranties by the Seller constitute the sole and exclusive representations and warranties of the Sellers to the Buyer in connection with the transactions contemplated hereby, and the Buyer acknowledges and agrees that the Seller is not making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including the Disclosure Schedule (and any updates thereto) and other Schedules hereto and in such Ancillary Agreements and other documents delivered by or on behalf of the Seller in connection herewith or therewith, including any implied warranty as to condition, merchantability, or suitability as to any of the assets of the Business, and it is understood that the Buyer takes the Acquired Assets and the Business as is and where is (subject to the benefit of such representations and warranties). Notwithstanding anything in the foregoing to the contrary, nothing herein shall be deemed to be a waiver by the Buyer of the benefit of any and all of the representations and warranties made by the Seller in this Agreement or in any Ancillary Agreement.

                                   ARTICLE IV
                              PRE-CLOSING COVENANTS

      4.1 Closing Efforts. Subject to the terms hereof, each of the Parties shall take all actions and to do all things reasonably necessary or advisable to consummate the transactions contemplated by this Agreement, including to: (i) obtain all waivers, permits, consents, approvals or other authorizations from Governmental Entities and other third parties including, without limitation, any required consents of each party to an Assigned Contract (the "Third Party Consents"); provided that the Seller hereby acknowledges and agrees that it has the sole obligation to take all actions and do all things reasonably necessary or advisable to obtain the

Third Party Consents to the assignment of the Assigned Contracts, provided further that the failure to take all such actions with respect to any Assigned Contract other than those set forth in Schedule 1.5(a) and Schedule 1.5(b) shall not be deemed to give the Buyer a right to terminate pursuant to Section 6.1(b),
(ii) effect all registrations, filings and notices with or to Governmental Entities (the "Governmental Filings") and (iii) otherwise comply in all material respects with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Each Party shall bear its own out-of-pocket costs associated with obtaining such Third Party Consents. Each of the Parties shall promptly notify each of the other Parties of any fact, condition or event known to it that would reasonably be expected to prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement.

      4.2 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement until the Closing Date, the Seller shall (i) conduct the operations of the Business in the ordinary course consistent with past practice, (ii) use commercially reasonable efforts to preserve the Business intact, (iii) keep available the services of its employees and preserve its relationships with its customers, suppliers and others with whom it deals, (iv) maintain its books, accounts and records, (iv) have in effect and maintain at all times its policies of insurance as set forth in
Section 2.20 of the Disclosure Schedule, and (v) give the Buyer written notice not less than two Business Days prior to any capital expenditure or commitment therefor in an amount in excess of $5,000 that does not extend beyond the Closing Date, unless such capital expenditure or commitment therefor is provided for in the capital expenditure budget included in Schedule 4.2(d) hereto. Without limiting the generality of the foregoing, prior to the Closing, the Seller, with respect to the Business, shall not, without the prior written consent of the Buyer:

            (a) sell, assign or transfer any portion of the Acquired Assets in a single transaction or series of related transactions in an amount in excess of $5,000, except for sales, assignments or transfers of obsolete assets not used or useful in the Business;

            (b) incur or guarantee any indebtedness for borrowed money, except in the ordinary course;

            (c) grant any rights to severance benefits, "stay pay" or termination pay to any Business Employee or increase the compensation or other benefits payable or potentially payable to any Business Employee under any previously existing severance benefits, "stay-pay" or termination pay arrangements, in each case, except for obligations that will not constitute an Assumed Liability;

            (d) make any commitments involving capital expenditures that extend beyond the Closing Date in an amount in excess of $5,000 in the aggregate, except in accordance with the Business' capital expenditure budget included in
Schedule 4.2(d) hereto;

            (e) acquire any operating business, whether by merger, stock purchase or asset purchase;

            (f) enter into any employment, compensation or deferred compensation agreement (or any amendment to any such existing agreement) with any Business Employee unless in accordance with Schedule 4.2(f) hereto;

            (g) materially change its accounting principles, methods or practices insofar as they relate to the Business, except in each case to conform to changes in GAAP;

            (h) enter into any contract or agreement outside the ordinary course of business consistent with past practice;

            (i) without giving the Buyer prior written notice thereof at least two Business Days prior thereto, enter into any license or other agreement, as licensor, with any programming network devoted primarily or substantially to sports programming;

            (j) change or introduce any method of management or operations except in the ordinary course of business consistent with past practice;

            (k) adopt a shareholder rights plan or any similar plan or instrument or take any other action which could have the effect of impairing or delaying the consummation of the transactions contemplated hereby;

            (l) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Seller (other than the transaction contemplated hereby);

            (m) fail to take any steps to prevent the abandonment of any of Seller's IP; or

            (n) agree in writing or otherwise to take any of the foregoing actions.

      4.3 Access.

            (a) The Seller shall permit representatives of the Buyer to have access (at reasonable times, on reasonable prior written notice and in a manner so as not to interfere with the normal business operations of the Business) to the premises, properties, financial and accounting records, contracts, and other records and documents, of or pertaining to the Business. Notwithstanding the foregoing, the Seller shall not be obligated (i) to provide any information, documents or access to any person unless the Buyer is responsible, pursuant to the terms of the confidentiality letter agreement dated March 11, 2003 between the Buyer and the Seller (the "Confidentiality Agreement"), for the use and disclosure of any information obtained by such person from the Seller, or such person enters into a confidentiality agreement with the Seller on terms that are substantially the same as those set forth in the Confidentiality Agreement or
(ii) to provide any information, documents or access that would (A) violate the provisions of any applicable laws or regulations (including without limitation those relating to security clearance or export controls) or any confidentiality agreement to which it is a party or (B) cause the loss of the attorney-client privilege with respect thereto. Prior to the Closing, the Buyer and its representatives shall not contact or communicate with the employees, customers and suppliers of the Seller in connection with the transactions contemplated by this Agreement, except with the prior written consent of the Seller.

            (b) The Buyer and the Seller acknowledge and agree that the Confidentiality Agreement remains in full force and effect and that information provided by the Seller or any its Affiliates to the Buyer pursuant to this Agreement prior to the Closing shall be treated in accordance with the Confidentiality Agreement. If this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms. If the Closing occurs, the Confidentiality Agreement, insofar as it covers information relating exclusively or primarily to the Business, shall terminate effective as of the Closing, but shall remain in effect insofar as it covers other information disclosed thereunder.

            (c) Notwithstanding any provision of this Agreement to the contrary, the Buyer and its representatives shall not have any access at any time prior to the Closing to any information regarding pending or proposed bids for new contracts or subcontracts or any related information where the Buyer or an Affiliate of the Buyer also has submitted or intends to submit a bid for such contract or subcontract.

      4.4 Exclusivity. The Seller shall not, and shall use its best efforts to cause its Affiliates and each of their respective officers, directors, employees, representatives and agents not to, (i) initiate, solicit or encourage any proposal, offer or discussion with any party (other than the Buyer) concerning any merger, business combination, sale of stock or sale of assets (other than sales of assets in the ordinary course of business consistent with past practice) involving the Business or (ii) except as may be required in the exercise of its or his fiduciary duties, engage in discussions or negotiations with any party (other than the Buyer) or its agent or representative concerning any such transaction.

      4.5 Stockholders Meeting; Voting Agreement.

            (a) The Seller shall take all actions reasonably necessary in accordance with applicable law, its certificate of incorporation and by-laws and applicable stock market regulations to duly call as promptly as practicable after the date hereof, give notice of, convene and hold a special meeting of its stockholders for the purpose of considering and voting upon the sale of the Acquired Assets contemplated by this Agreement (the "Special Meeting"). Without limiting the generality of the foregoing, the Seller shall prepare and file with the Securities and Exchange Commission (the "SEC") a proxy statement, together with a form of proxy, with respect to the Special Meeting and will use its best efforts to have the proxy statement, together with any amendments thereof or supplements thereto (collectively, the "Proxy Statement"), cleared by the SEC as soon as reasonably practicable, if such clearance is required, and cause copies of such Proxy Statement and form of proxy to be mailed promptly to the stockholders of the Seller in accordance with the provisions of applicable law. Such Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC. The Proxy Statement will include the recommendation of the Seller's Board of Directors that the stockholders approve this Agreement and the transactions contemplated hereby, unless such Board of Directors, in the exercise of its fiduciary duties, shall determine that such recommendation should not be made. After the delivery to the stockholders of copies of the Proxy Statement and form of proxy, the Seller will use its best efforts to solicit proxies in connection with the Special Meeting in favor of the approval of this Agreement. The Seller will vote all shares of the Seller's capital stock owned or controlled by it in favor of the approval of this Agreement. The Seller will use its best efforts, after consultation with the Buyer, to respond promptly to all comments and requests of the SEC with respect to the Proxy Statement and to file all required supplements and amendments to the Proxy Statement with the SEC and cause them to be mailed to the stockholders of the Seller at the earliest practicable time. The Buyer agrees to cooperate with the Seller in the preparation of the Proxy Statement.

            (b) Concurrently with the execution and delivery of this Agreement, Raymond V. Sozzi, Jr. has entered into an agreement with the Buyer in which he has agreed that at the Special Meeting, or at any other stockholders' meeting, however called, and in any action by consent of the stockholders of the Seller, he shall, and shall cause his affiliates that own any capital stock of the Seller, to vote (i) in favor of the sale of the Acquired Assets to the Buyer as contemplated by this Agreement and (ii) against any other sale or other business combination between the Seller and any person or entity or any other action or agreement that would result in the breach of any covenant, representation or warranty or any other obligation or agreement of the Seller under this Agreement or which would result in any of the conditions to the Seller's obligations under this Agreement not being fulfilled.

            (c) Notwithstanding any other provision of this Agreement (including Sections 4.4, 4.5(a) and 4.5(b)), no shareholder, officer or director of the Seller shall (i) be prevented from taking any action or (ii) be required to take any action which would, in either case, be inconsistent with such shareholder's, officer's or director's fiduciary obligations including, but not limited to, (x) responding to any proposal or inquiry not obtained as a result of a breach of
Section 4.4 and (y) withholding, withdrawing or modifying any recommendation with respect to the Agreement.

      4.6 Disclosure Schedule; Additional Information.

            (a) The Seller shall promptly submit to the Buyer, from time to time (and in any event not less than once in each 30-day period commencing on the date hereof) between the date hereof and the Closing Date, written updates to the Disclosure Schedule disclosing any material events or developments that occurred or any information learned between the date of this Agreement and the Closing Date. The Seller's representations and warranties contained in this Agreement shall be construed for all purposes of this Agreement (including, without limitation, Section 5.1) in accordance with the Disclosure Schedule, as so updated; provided that the Buyer shall have the right to terminate this Agreement as a result of any such update to the Disclosure Schedule to the extent provided in Section 6.1(c).

            (b) The Seller shall deliver to the Buyer a bi-weekly update of estimated e-commerce sales for the prior two weeks as well as a monthly update of total estimated revenue for the Business within 15 days of the end of each calendar month. All such updates shall be prepared from the books, records and accounts of the Seller maintained in the ordinary course of business consistent with past practice. Such estimates shall not in themselves constitute representations or warranties under this Agreement but may be used by the Buyer to establish whether covenants, representations or warranties under this Agreement have been breached and whether Closing conditions have been satisfied.

            (c) The Seller shall use its best efforts consistent with past practice to have reduced to writing and executed all oral agreements listed in
Schedule 1.1(a)(iv) hereto.

      4.7 Elimination of Intercompany Items. Effective as of the Closing, all payables, receivables, liabilities and other obligations between the Business, on the one hand, and the Seller and its Affiliates, on the other hand, shall be eliminated except to the extent expressly provided for herein.

      4.8 Customer Contracts. The Seller shall use its best efforts to obtain the Third Party Consents to the assignment to the Buyer of the Assigned Contracts specified in Schedule 1.5(b) (the "Required Contracts"), provided that the Seller shall not be required to make any material payments or agree to any material undertakings in connection therewith. In the event that the Seller fails to obtain such Third Party Consents for at least four of the five Required Contracts, the Purchase Price shall be reduced as set in Schedule 1.5(b). For purposes of this Section 4.8 only, the term "Consent" shall mean (a) an executed written consent to assignment from the contracting customer, (b) a contract executed by the referenced customer that by its terms does not require consent to assignment in connection with this transaction or (c) an oral confirmation from such customer received on or prior to the Closing Date that such customer intends to execute a written consent as set forth in clause (a) or (b) above. In the event that any customer provides consent pursuant to clause (c) above and such customer either fails to (i) provide such written consent on or before August 1, 2004 or (ii) continue through December 31, 2004 or the expiration pursuant to its terms of such customer's Required Contract, if earlier, the relationship with the Buyer on substantially similar terms as set forth in the applicable Required Contract, then the Purchase Price shall be reduced by an amount as provided in Schedule 1.5(b) hereto and the Seller shall, within 30 days after the applicable date set forth in clause (i) or (ii) above, repay to the Buyer an amount equal thereto.

                                   ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

      5.1 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions to be consummated at the Closing is subject to the satisfaction (or waiver by the Buyer) of the following conditions:

            (a) the sale of the Acquired Assets by the Seller to the Buyer as contemplated by this Agreement shall have received the Requisite Seller Stockholder Approval;

            (b) the representations and warranties of the Seller set forth in this Agreement shall be true and correct as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii) below), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to result, individually or in the aggregate, in a Business Material Adverse Effect (provided that any representation or warranty that is qualified by a materiality or Business Material Adverse Effect qualification shall not be further qualified hereby);

            (c) the Seller shall have performed or complied with the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing, except where the failure to so perform or comply would not reasonably be expected to result, individually or in the aggregate, in a Business Material Adverse Effect;

            (d) no action, suit or proceeding shall be pending by or before any Governmental Entity seeking to prevent or challenge the consummation of the transactions contemplated by this Agreement and no judgment, order, writ, stipulation, injunction or decree enjoining or preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

            (e) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified in clauses (a) through (d) (insofar as clause (d) relates to an action, suit or proceeding involving, or a judgment, order, writ, stipulation, injunction or decree against, the Seller, its assets or properties, or the Business) of this Section 5.1 is satisfied;

            (f) the Seller shall have obtained all Third Party Consents and effected all Governmental Filings to be obtained or effected by the Seller; provided, that failure of the Seller to obtain consents to assignment of any Assigned Contracts (other than the Assigned Contracts set forth on Schedule 1.5(a) and Schedule 1.5(b) hereto, to the extent provided therein) shall not be considered a failure to meet this condition;

            (g) the Buyer shall have received from Hale and Dorr LLP, legal counsel to the Seller, a written opinion with respect to good standing, corporate power and authority, due authorization and no conflict with the Seller's certificate of incorporation and by-laws, such opinion to be in form and substance reasonably satisfactory to the Buyer and its counsel;

            (h) Ray V. Sozzi, Jr. shall have executed and delivered a non-competition agreement with the Seller, which agreement shall be in form and substance satisfactory to the Buyer and assigned to the Buyer at Closing with the written consent of Mr. Sozzi;

            (i) the Seller shall have provided access to the Buyer pursuant to current passcodes (in read-only access that will enable the Buyer to download reports) to all of the data with respect to the Business included in the "Solomon" accounting system for the period commencing on April 1, 2002 through the most recent available date prior to the Closing Date;

            (j) the Buyer shall have received such other customary certificates (such as certificates of good standing of the Seller in its jurisdictions of incorporation and certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

            (k) the Seller shall have paid to each Business Employee all compensation and wages to which such Business Employee is entitled pursuant to the policies of the Seller then in effect and applicable law, except with respect to Assumed Vacation Time; and

            (l) the Seller shall have cured or obtained a complete and permanent waiver of any and all defaults under the Lease in respect of the Leased Real Property located in Atlanta, Georgia.

      5.2 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions to be consummated at the Closing is subject to the satisfaction (or waiver by the Seller) of the following conditions:

            (a) the sale of the Acquired Assets by the Seller to the Buyer as contemplated by this Agreement shall have received the Requisite Seller Stockholder Approval;

            (b) the representations and warranties of the Buyer set forth in this Agreement shall be true and correct as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii) below), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to result, individually or in the aggregate, in a Buyer Material Adverse Effect (provided that any representation or warranty that is qualified by a materiality or Buyer Material Adverse Effect qualification shall not be further qualified hereby);

            (c) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing, except where the failure to so perform or comply would not reasonably be expected to result in a Buyer Material Adverse Effect;

            (d) no action, suit or proceeding shall be pending by or before any Governmental Entity seeking to prevent consummation of the transactions contemplated by this Agreement and no judgment, order, writ, stipulation, injunction or decree enjoining or preventing consummation of the transactions contemplated by this Agreement shall be in effect;

            (e) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified in clauses (b) through (d) (insofar as clause (d) relates to an action, suit or proceeding involving, or a judgment, order, writ, stipulation, injunction or decree against, the Buyer) of this Section 5.2 is satisfied;

            (f) the Buyer shall have obtained all Third Party Consents and effected all Governmental Filings to be obtained or effected by the Buyer;

            (g) the Seller shall have received such other customary certificates (such as a certificate of good standing of the Buyer in its jurisdiction of incorporation and certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing; and

            (h) the closing pursuant to the Agreement and Plan of Merger, dated as of the date hereof, among Athena Ventures Parent, Inc., Athena Ventures Acquisition Sub, Inc. and the Seller, shall have been consummated pursuant to the terms thereof; provided that in the event that such closing is not consummated as a result of a breach by any of the parties thereto, the condition set forth in this clause (h) shall be deemed waived by the Seller in all respects, without any further action by the Seller.

                                   ARTICLE VI
                                   TERMINATION

      6.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing as provided below:

            (a) the Parties may terminate this Agreement by mutual written consent;

            (b) the Buyer may terminate this Agreement by giving written notice to the Seller in the event the Seller is in breach of any representation, warranty, covenant or agreement contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in Section 5.1(b) or Section 5.1(c) not to be satisfied and
(ii) if curable, is not cured within 30 days following delivery by the Buyer to the Seller of written notice of such breach;

            (c) the Buyer may terminate this Agreement by giving written notice to the Seller in the event the Seller provides an update to the Disclosure Schedule pursuant to Section 4.7 which contains information that, absent such disclosure and the provisions of Section 4.7 permitting the update of representations and warranties, would have the effect of causing the condition set forth in Section 5.1(b) not to be satisfied, and the Seller fails to cure the event or condition causing the failure of such condition within 30 days following delivery by the Buyer to the Seller of written notice under this
Section 6.1(c);

            (d) the Seller may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty, covenant or agreement contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in Section 5.2(b) or Section 5.2(c) not to be satisfied and
(ii) if curable, is not cured within 30 days following delivery by the Seller to the Buyer of written notice of such breach;

            (e) either Party may terminate this Agreement by giving written notice to the other Party at any time after the stockholders of the Seller have voted on whether to approve the sale of the Acquired Assets contemplated by this Agreement in the event such matter failed to receive the Requisite Seller Stockholder Approval;

            (f) the Buyer may terminate this Agreement by giving written notice to the Seller if the Closing shall not have occurred on or before April 30, 2004; provided that the Buyer may not exercise its rights to terminate this Agreement under this clause (f) if such failure results exclusively or primarily from a breach by the Buyer of any representation, warranty, covenant or agreement contained in this Agreement; and

            (g) the Seller may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before April 30, 2004; provided that the Seller may not exercise its rights to terminate this Agreement under this clause (g) if such failure results exclusively or primarily from a breach by the Seller of any representation, warranty, covenant or agreement contained in this Agreement.

      6.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 6.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to the other Parties. Notwithstanding the foregoing, termination of this Agreement shall not relieve any Party for any breach by such Party, prior to the termination of this Agreement, of any covenant or agreement (but not any representation or warranty) contained in this Agreement or impair the right of any Party to obtain such remedies as may be available to it in law or equity with respect to such a breach by any other Party.

                                  ARTICLE VII
                                EMPLOYEE MATTERS

      7.1 Offer of Employment; Continuation of Employment. The Buyer shall, subject to satisfactory background checks on the same basis as applicable to the Seller's employees, offer employment commencing on the Closing Date to all Business Employees, including those on vacation, military leave, leave of absence (whether paid or unpaid), disability or layoff with base salary that is at least equal to the base salary each such Business Employee had earned immediately prior to the Closing. Notwithstanding anything herein to the contrary, and subject to the execution and delivery by each such Business Employee of the Buyer's standard nonsolicitation and confidentiality agreement, each Business Employee identified in Schedule 7.1 who accepts an offer of employment with the Buyer and is terminated by the Buyer without Cause (as defined below) within six months after the Closing Date shall continue to receive the same compensation and benefits to which he or she would have otherwise been entitled to receive from the Buyer under this Article VII until the date that is six months after the Closing Date. For purposes hereof, "Cause" shall mean (a) a significant breach of company policy, (b) insubordination, (c) destruction or misappropriation of company funds, property or rights, or (d) other act (including, without limitation, conviction of a felony) or omission that negatively impacts the Buyer. Business Employees who voluntarily resign or retire shall not be eligible to receive such compensation or benefits described herein.

      7.2 Cessation of Business Benefit Plan Participation; 401(k) Plan Matters. Except as otherwise provided in this Article VII or as otherwise required by applicable law, the Business Employees shall cease to participate in or accrue further benefits under the Business Benefit Plans immediately prior to the Closing. Effective as of the Closing, all Business Employees who participate in the defined contribution plan qualified under Section 401 of the Code sponsored by the Seller (the "Seller's 401(k) Plan") shall cease to participate in said plan. The Buyer shall establish, if it does not already maintain, a defined contribution plan qualified under Section 401 of the Code which shall accept direct or indirect rollovers by New Buyer Employees (as defined in Section 7.3) of their vested interest in the Seller's 401(k) Plan, unless the Buyer determines in its sole discretion that accepting such rollovers may adversely affect the tax qualified status of the Buyer's defined contribution plan or its related trust.

      7.3 Employment Related Liabilities. The Buyer shall assume liability for any amounts to which any Business Employee becomes entitled as a result of, or in connection with (i) the Buyer's failure to offer employment or to employ such Business Employee in accordance with Section 7.1 or applicable local law and
(ii) the termination of employment of such Business Employee on or after the Closing Date, except to the extent employment is not offered or is terminated on the basis of an unsatisfactory background check as described in Section 7.1. The

Buyer shall have no liability with respect to any remuneration payable to any Business Employee, including, without limitation, salary, commissions or bonuses, for any period on or before the Closing Date (the "Pre-Closing Employee Liabilities"), regardless of whether such Pre-Closing Employee Liabilities are determinable or payable as of the Closing, and the Seller shall be liable for any and all Pre-Closing Employee Liabilities. The Buyer and the Seller hereby agree that to the extent any of the Pre-Closing Employee Liabilities are not paid by the Seller on or before the Closing Date, such Pre-Closing Employee Liabilities shall be included in the calculation of Estimated Working Capital and, upon the determination of Final Working Capital pursuant to Section 1.2, the Seller shall have no further liability therefor.

      7.4 Employee Benefits; Severance Plans. Beginning on the Closing Date, each Business Employee who accepts an offer of employment with the Buyer (each, a "New Buyer Employee") shall be eligible to participate in the same benefit plans, programs and arrangements in which the Buyer's similarly situated employees participate. The Buyer will give credit for past service with the Seller or its Affiliates under all the Buyer Plans including, without limitation, severance pay plans, to all New Buyer Employees, to the same extent such service was credited under similar plans of the Seller and its Affiliates in which the New Buyer Employees participated prior to the Closing Date, except that no past service credit shall be given to any New Buyer Employee for the purpose of vacation benefit accrual with the Buyer.

      7.5 Welfare Plans. With respect to any Buyer Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or any plan directly or indirectly maintained or contributed to by the Buyer providing similar benefits to an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), the Buyer shall (a) cause to be waived any pre-existing condition limitations or actively-at-work requirements and (b) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such New Buyer Employees with respect to similar plans maintained by the Seller or any of its Affiliates for such New Buyer Employees immediately prior to the Closing Date. The Buyer shall make appropriate arrangements to allow the use by New Buyer Employees of any amounts available under any cafeteria plan or flexible spending account (as defined in Section 125 of the Code) which was maintained by the Seller or any of its Affiliates for such New Buyer Employees.

      7.6 Accrued Vacation Time. The Buyer shall be liable for any accrued but unused vacation time to which the Business Employees are entitled as of the Closing Date pursuant to the vacation policies of the Seller then in effect and applicable law, provided that the Buyer's obligations under this Section 7.6 shall only apply to such Business Employees who have been offered employment by the Buyer and who have accepted such offer of employment before the Closing Date (the "Assumed Vacation Time"). As a condition precedent to the Buyer's obligations under this Section 7.6, the Seller shall use its best efforts to obtain the written consent of each of its Business Employees for the Buyer to assume such liability, and shall provide a copy of each such written consent to the Buyer. The Buyer shall cooperate with the Seller in connection with obtaining such written consents and the delivery of any requests therefor concurrently with the Buyer's offers of employment pursuant to Section 7.1. The Buyer hereby agrees that for the three-month period commencing on the Closing Date, it shall not employ, or offer to employ, any Business Employee that (a) did not accept the Buyer's offer of employment pursuant to Section 7.1 and (b) was paid by the Seller for all accrued but unused vacation time to which such Business Employee was entitled as of the Closing Date pursuant to the vacation policies of the Seller then in effect and applicable law.

      7.7 U.S. WARN Act. The Seller shall provide any required notice under the Worker Adjustment and Retraining Notification Act ("WARN") and any other similar applicable law and to otherwise comply with any such law with respect to any "plant closing" or "mass layoff" (as defined in WARN) or similar event affecting employees and occurring prior to the Closing Date or arising as a result of the transactions contemplated hereby. The Buyer shall assume sole responsibility for any liabilities or obligations arising under WARN or other applicable law resulting from the actions (or inactions) of the Buyer or its Affiliates on or after the Closing Date.

      7.8 U.S. COBRA. The Seller agrees to provide any required notice under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") and any other similar applicable law arising from any qualifying event, as defined in COBRA, that occurs on or prior to the Closing Date. The Buyer shall assume sole responsibility for any liabilities or obligations arising under COBRA or other similar applicable law resulting from the actions (or inactions) of the Buyer or its Affiliates on or after the Closing Date.

                                  ARTICLE VIII
                          OTHER POST-CLOSING COVENANTS

      8.1 Access to Information; Record Retention; Cooperation.

            (a) Subject to compliance with contractual obligations and applicable laws and regulations, following the Closing, each Party shall afford to each other Party and to such Party's authorized accountants, counsel and other designated representatives during normal business hours in a manner so as to not unreasonably interfere with the conduct of business (i) reasonable access and duplicating rights to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information solely relating to the Business prior to the Closing (collectively, "Information") and within the possession or control of such Party and (ii) reasonable access to the personnel of such Party. Requests may be made under this Section 8.1(a) for the Information for use in connection with financial reporting and accounting matters, preparing financial statements, preparing and filing of any Tax Returns, prosecuting any claims for refund, defending any Tax claims or assessment, preparing securities law or securities exchange filings, prosecuting, defending or settling any litigation or insurance claim, performing obligations under this Agreement and the Ancillary Agreements and any other proper business purposes. The Seller acknowledges and agrees that notwithstanding anything in the foregoing to the contrary, from and after the Closing, the Buyer will be entitled to sole possession to all Acquired Assets including, without limitation, any documents, books, records (including tax records), agreements and financial data of any sort relating exclusively or primarily to the Business, other than the Excluded Assets.

            (b) A Party making Information or personnel available to another Party under this Section 8.1 shall be entitled to receive from such other Party, upon the presentation of invoices therefor, payments for such amounts relating to supplies, disbursements and other out-of-pocket expenses, as may reasonably be incurred in making such Information or personnel available; provided, however, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees of the providing Party.

            (c) Except as may otherwise be required by law or agreed to in writing by the Parties, each Party shall use reasonable commercial efforts to preserve, until six years after the Closing Date, all Information in its possession or control pertaining to the Business prior to the Closing. Notwithstanding the foregoing, in lieu of retaining any specific Information, any Party may offer in writing to the other Party or Parties to deliver such Information to the other Party or Parties, and if such offer is not accepted within 90 days, the offered Information may be disposed of at any time.

            (d) Each Party shall hold, and shall use commercially reasonable efforts to cause their respective Affiliates, consultants and advisors to hold, in strict confidence all Information concerning the other furnished to it by the other Party or Parties or their representatives pursuant to this Section 8.1 (except to the extent that such Information (i) is or becomes generally available to the public other than as a result of any action or inaction by the receiving Party, (ii) was within the possession of the receiving Party prior to it being furnished to the receiving Party by or on behalf of the disclosing Party pursuant hereto, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any person or entity with respect to such information, or (iii) is or becomes available on a non-confidential basis to the receiving Party from a source other than the disclosing Party, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any person or entity with respect to such information), and each Party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose such Information by judicial or administrative process or by other requirements of law or so as not to violate the rules of any stock exchange; provided, however, that in the case of disclosure compelled by judicial or administrative process, the receiving Party shall (to the extent permitted by applicable law) notify the disclosing Party promptly of the request and the documents requested thereby so that the disclosing Party may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or other remedy or the receipt of a waiver hereunder, a Party is, in the written opinion of its counsel, compelled to disclose any Information to any tribunal or other entity or else stand liable for contempt or suffer other censure or penalty, such Party may so disclose the Information without liability hereunder; provided, however, that, such Party gives written notice to the other Party or Parties of the information to be disclosed (including copies of the relevant portions of the relevant documents) as far in advance of its disclosure as is practicable, uses all reasonable efforts to limit any such disclosure to the precise terms of such requirement and cooperates with the disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such information by the tribunal or other entity.

            (e) Notwithstanding anything herein to the contrary, the Buyer acknowledges and agrees that any Information (privileged or otherwise) included in the Acquired Assets belongs solely to the Buyer and may be disclosed or used by the Buyer in its sole discretion without the consent of the Seller in any instance. In furtherance of the foregoing, (i) the disclosure or use by the Buyer of any such Information (privileged or otherwise) shall not be deemed a breach by the Buyer of any provision of this Agreement or any other agreement between the Seller and the Buyer and (ii) the disclosure or use by any New Buyer Employee of any such Information (privileged or otherwise) in furtherance of his or her employment by the Buyer shall not be deemed a breach by such New Buyer Employee of any confidentiality or other agreement in effect between such New Buyer Employee and the Seller or any Affiliate thereof, and each Party hereby agrees that each New Buyer Employee is an intended beneficiary of this clause (ii). The Seller hereby covenants and agrees that upon the request of the Buyer or any New Buyer Employee, the Seller shall provide written confirmation to such New Buyer Employee that he or she is not and will not be in breach of such confidentiality or other agreement so in effect upon such disclosure or use of Information (privileged or otherwise) in furtherance of his or her employment by the Buyer.

      8.2 Collection of Accounts Receivable. The Seller agrees that it shall forward promptly to the Buyer any monies, checks or instruments received by the Seller after the Closing with respect to the accounts receivable purchased by the Buyer from the Seller pursuant to this Agreement. The Seller hereby authorizes the Buyer to endorse and cash any checks or instruments payable or endorsed to the Seller or its order which are received by the Buyer and which relate to accounts receivable purchased by the Buyer from the Seller.

      8.3 Payment of Assumed Liabilities and Excluded Liabilities. In the event that the Seller (or its Affiliate) inadvertently pays or discharges, after the Closing, any Assumed Liabilities, the Buyer shall reimburse the Seller or its Affiliate for the amount so paid or discharged within 30 days of being presented with written evidence of such payment or discharge. In the event that the Buyer inadvertently pays or discharges, after the Closing, any Excluded Liability, the Seller shall reimburse the Buyer for the amount so paid or discharged within 30 days of being presented with written evidence of such payment or discharge.

      8.4 Transfer Taxes. Any sales, stock transfer taxes, real estate transfer taxes, personal property transfer taxes or other similar taxes payable in connection with the sale of the Acquired Assets shall be paid by the Buyer. If any Tax Returns or other documents are required to be filed in a jurisdiction with respect to any of the foregoing, then the Buyer shall prepare and file such Tax Returns or other documents and shall provide copies of such Tax Returns or other documents to the Seller.

      8.5 Transition. The Seller shall not discourage or take any action that is intended to have the effect of discouraging any lessee, lessor, licensee, licensor, customer, supplier or other business associate from maintaining the same business relationship with the Buyer and the Business after the Closing as the Seller maintained prior to the Closing, or otherwise interfere or take any such action that is intended to have the effect of interfering with any such relationship with the Buyer or the Business.

      8.6 Non-Competition.

            (a) For a period of two years from the Closing Date (the "Non-Compete Period"), the Seller shall not, and it will cause its Affiliates not to, directly or indirectly, in the United States (i) engage in a Competitive Business (as hereinafter defined), (ii) render any services or act as an agent or consultant in connection with the operation of a Competitive

Business, or (iii) become associated with or have any interest in, as a shareholder, member, partner, joint venturer or otherwise, any person, entity or business organization that engages in a Competitive Business; provided that the Seller shall not be deemed to have violated this provision solely by reason of an acquisition of a controlling interest in the Seller by an entity incidentally but not primarily engaged in a Competitive Business and, after or in connection with such acquisition, the Seller does not contribute in any manner to such Competitive Business activities. For purposes hereof, "Competitive Business" shall mean the business of providing (A) a network devoted to college sports that provides brand management, content delivery, consumer marketing and/or business/commerce solutions to university athletic departments and conferences through the internet or through broadband or VOD distribution, or (B) an on-line wire service that provides to subscribers aggregation and syndication of college newspaper based content, or (C) any other business and activities conducted as of the Closing Date on or through the (www.ocsn.com) and (www.collegesports.com) websites or any other websites primarily utilized by the Seller in connection with (A) through (C).

            (b) The Seller agrees that the Non-Compete Period is reasonable and necessary in light of the transactions entered into pursuant to this Agreement, that breach by the Seller of this covenant would likely cause irreparable injury to the Buyer in conducting the Business which would be difficult to compute, and that in such event the Buyer shall be entitled, without limiting other remedies available to it, to temporary and permanent injunctive relief against the Seller in any court of competent jurisdiction without the posting of a bond. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.8 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

            (c) The Seller hereby agrees that the covenants made by it herein are intended to benefit any successor of the Buyer or purchaser or other assignee of all or substantially all of the assets of the Business and that each such successor, purchaser or assign shall be a third party beneficiary of such covenants with full right, power and authority to enforce such covenants at law or in equity with the same right, power and authority as the Buyer, including, without limitation, seeking injunctive relief without the necessity of posting a bond.

      8.7 Third Party Consents(a) . The Seller shall be obligated after the Closing to continue to use its best efforts to obtain the Third Party Consents to the assignment to the Buyer of the Assigned Contracts, provided that the Seller shall not be required to make any material payments or agree to any material undertakings in connection therewith.

      8.8 Solomon Accounting System. As soon as practicable after the Closing (and in any event within 60 days after the Closing Date), the Seller shall provide access to the Buyer pursuant to current passcodes (in read-only access that will enable the Buyer to download reports) to all of the data with respect to the Business included in the "Solomon" accounting system for the period commencing on April 1, 2002 through and including the Closing Date, and the Buyer shall cooperate with the Seller to take such action as may reasonably be necessary to enable the Seller to so provide access to such data.

                                   ARTICLE IX
                            INDEMNIFICATION; SURVIVAL

      9.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Event of Indemnification" shall mean and include:

                  (i) with respect to the Buyer, (A) the breach by the Seller of any of its representations or warranties contained in this Agreement including, without limitation, Article II hereof, (B) the breach by the Seller of any of its representations or warranties contained in any Ancillary Agreement, (C) the failure of the Seller to pay, perform and discharge any Excluded Liability or any obligation or liability of the Business relating to the Excluded Assets, (D) the non-fulfillment or breach by the Seller of any of its covenants and agreements contained in this Agreement or in any Ancillary Agreement, (E) the failure of the Seller to comply with any bulk sales or bulk transfer laws or (F) the failure of the Seller to pay any sales, use or similar Taxes with respect to the Business attributable to transactions occurring on or prior to the Closing Date (each, a "Buyer Event of Indemnification"); and

                  (ii) with respect to the Seller, (A) the breach by the Buyer of any of its representations or warranties contained in this Agreement including, without limitation, Article III hereof, (B) the breach by the Buyer of any of its representations or warranties contained in any Ancillary Agreement, (C) the failure of the Buyer to pay, perform and discharge any Assumed Liability or (D) the non-fulfillment or breach by the Buyer of any of its covenants and agreements contained in this Agreement or in any Ancillary Agreement (each, a "Seller Event of Indemnification").

            (b) "Indemnified Persons shall mean and include:

                  (i) with respect to a Buyer Event of Indemnification, the Buyer and its Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing; or

                  (ii) with respect to a Seller Event of Indemnification, the Seller and its Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing.

            (c) Indemnifying Persons shall mean and include:

                  (i) with respect to a Buyer Event of Indemnification, the Seller and each of its successors and assigns (the "Seller Indemnifying Parties"); or

                  (ii) with respect to a Seller Event of Indemnification, the Buyer and each of its successors and assigns (the "Buyer Indemnifying Parties").

            (d) "Losses" shall mean any and all losses, demands, actions or causes of action, suits, proceedings, investigations, arbitrations, claims, assessments, shortages, damages, liabilities (contingent or otherwise), payments, obligations, expenses (including reasonable attorneys' and accountants' fees), assessments sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 9.2 hereof.

      9.2 Indemnification Generally.

            (a) The Indemnifying Persons shall indemnify and hold harmless the Indemnified Persons from and against any and all Losses with respect to, arising out of or in connection with any Event of Indemnification; provided that, the maximum aggregate liability hereunder of the Seller Indemnifying Parties, on the one hand, and of the Buyer Indemnifying Parties, on the other hand, shall be an amount equal to $1,500,000 (the "Indemnification Cap"); provided, however, that the maximum aggregate liability with respect to any Losses to the extent with respect to, arising out of or in connection with (i) a breach of the representations and warranties contained in the first sentence of Section 2.8 ("Section 2.8 Breaches"); (ii) a breach of the representations and warranties set forth in Section 2.7, 2.14, 2.15 or 2.16, (iii) non-fulfillment or breach of the covenants or agreements set forth in Article VII, and (iv) any liabilities of a Party for Taxes (clauses (ii), (iii) and (iv) collectively, the "Carve-Out Events"), shall be an amount equal to the Purchase Price. Notwithstanding anything herein to the contrary, any claims for Losses to the extent with respect to, arising out of or in connection with fraud or Section 2.23 may be asserted without regard to the Indemnification Cap or any other maximum liability and the applicable Indemnifying Party shall be liable for any and all such Losses.

            (b) (i) No indemnification shall be payable to an Indemnified Person until the aggregate amount of Losses incurred by all Indemnified Persons related to such Indemnified Person as a result of all Events of Indemnification exceeds $150,000 (the "Deductible Amount"), whereupon such Indemnified Persons shall be entitled to receive the amount of all Losses in excess of the Deductible Amount; provided, however, that (A) the Deductible Amount shall not be applicable with respect to, and the Indemnified Persons shall be entitled to payment of any and all Losses incurred by any Indemnified Persons, with respect to any breach of the representations and warranties set forth in the first sentence of Section 2.10(a) or in respect of any liabilities and obligations of the Seller arising prior to the Closing Date to the extent continuing after the Closing Date ("Carry-Over Liabilities") (provided that no indemnification shall be paid to any Indemnified Person with respect to any Carry-Over Liabilities until the Carry-Over Liabilities total $50,000, provided further that after such threshold is reached any and all such Losses shall be fully indemnified from the first dollar) and any Carve-Out Events, and (B) the Deductible Amount shall equal $10,000 with respect to Section 2.8 Breaches. In addition, no Indemnified Person shall have any right to indemnification to the extent that any Loss has been reimbursed by insurance proceeds (in excess of the amount paid or payable in insurance premiums), tax benefits actually realized, or any other actual recovery, whether directly from the Seller or otherwise.

                  (i) No indemnification shall be payable in respect of any Event of Indemnification (A) where such Indemnified Person entered into a settlement of a Third Party Claim (as defined below) without the prior written consent of the applicable Indemnifying Party, which consent shall not be unreasonably withheld or delayed, or (B) pursuant to
Section 9.1(a)(i)(A) and (B) with respect to matters disclosed by the Seller to the Buyer in writing prior to the Closing.

      9.3 Assertion of Claims. No claim shall be brought under Section 9.2 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date (as defined in Section 9.5), give the appropriate Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 9.4 of any Third Party Claim, the existence of which might give rise to such a claim but the failure so to provide such notice will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 9.2 hereof.

      9.4 Notice and Defense of Third Party Claims. Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

            (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

            (b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, at the sole cost and expense of the Indemnifying Parties, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims. The Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

      9.5 Survival of Representations and Warranties. Subject to the further provisions of this Section 9.5, the representations and warranties of the Buyer contained in this Agreement and any Ancillary Agreements and the representations and warranties of by the Seller in this

Agreement and any Ancillary Agreements shall survive the Closing for a period of one year after the Closing Date; provided that (a) the representations and warranties contained in Section 2.7, 2.15 and 2.16 shall survive for the applicable statute of limitations and (b) the representation and warranty contained in the first sentence of Section 2.8 and in Section 2.19 shall survive without limitation. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under Section 9.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "Survival Date."

      9.6 Characterization of Payments. Any payments made pursuant to this
Article IX and Section 1.2(c)(ii) shall be treated for all Tax purposes as adjustments to the Purchase Price and no party or any of its Affiliates shall take any position on a Tax Return or in any proceeding with any taxing authority contrary to such treatment, unless otherwise required by law.

      9.7 Indemnification Payments. Without limiting any other rights it may have at law or in equity, the Buyer shall not be entitled to offset or deduct from any monies owed under the Note an amount equal to the indemnification obligations hereunder of the Buyer Indemnifying Parties.

                                   ARTICLE X
                                  MISCELLANEOUS

      10.1 Press Releases and Announcements. No Party shall issue (and each Party shall cause its Affiliates not to issue) any other press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party or Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law, regulation or stock exchange rule (in which case the disclosing Party shall advise the other Party or Parties and the other Party or Parties shall, if practicable, have the right to review such press release or announcement prior to its publication). Notwithstanding the foregoing, the public announcement of this transaction shall be substantially in the form set forth on Schedule 10.1 hereto.

      10.2 No Third Party Beneficiaries. Except as specifically set forth in
Section 8.1(e), this Agreement is not intended for the benefit of any creditor or any third party and shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates.

      10.3 Action to be Taken by Affiliates. The Parties shall cause their respective Affiliates to comply with all of the obligations specified in this Agreement to be performed by such Affiliates.

      10.4 Entire Agreement..This Agreement (including the documents referred to herein) and the Confidentiality Agreement constitute the entire agreement between the Buyer, on the one hand, and the Seller, on the other hand. This Agreement supersedes any prior agreements or understandings among the Buyer, on the one hand, and the Seller, on the other hand, and any representations or statements made by or on behalf of any Party or any of its respective Affiliates to the other Party, whether written or oral, with respect to the subject matter hereof, other than the Confidentiality Agreement. The Confidentiality Agreement, insofar as it covers information relating exclusively or primarily to the Business, shall terminate effective as of the Closing, but shall remain in effect insofar as it covers other information disclosed thereunder.

      10.5 Succession and Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Seller (in the case of an assignment by the Buyer) or the Buyer (in the case of an assignment by the Seller). Notwithstanding the foregoing, this Agreement, and all rights, interests and obligations hereunder, may be assigned, without such consent, (a) to any entity that acquires all or substantially all of a Party's business or assets and (b) by the Buyer to any direct or indirect wholly owned subsidiary; provided that no assignment of this Agreement or any of the rights, interests or obligations hereunder shall relieve any Party of its obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

      10.6 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and delivered by hand or sent by a nationally recognized overnight courier service or certified mail, return receipt requested, in each case postage or delivery fee prepaid. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered upon receipt thereof, in each case to the intended recipient as set forth below:

     (a)  If to the Buyer:                With a copy to:

     NCSN, Inc.                           Bryan Cave LLP
     Chelsea Piers, Pier 62               1290 Avenue of the Americas
     New York, NY 10011                   New York, NY 10104
     Telecopy:  212-342-8899              Telecopy:  212-541-4630
     Attention:   President               Attention:  Renee E. Frost, Esq.

     NCSN, Inc.
     Chelsea Piers, Pier 62
     New York, NY 10011
     Telecopy:  212-342-8899
     Attention:   General Counsel

     (b)  If to the Seller:               With a copy to:

     Student Advantage, Inc.              Hale and Dorr LLP
     280 Summer Street                    60 State Street
     Boston, MA 02210                     Boston, MA 02109
     Telecopy: 617-912-2088               Telecopy: 617-526-5000
     Attention:  President                Attention:  Mark G. Borden, Esq.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      10.7 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      10.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

      10.9 Expenses. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      10.10 Specific Performance. Each Party acknowledges and agrees that the other Party or Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party or Parties may be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

      10.11 Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts. This Agreement shall have the effect of an instrument under seal.

      10.12 Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of the bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

      10.13 Construction.

            (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

            (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

            (c) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (d) Any reference herein to an Article, section or clause shall be deemed to refer to an Article, section or clause of this Agreement, unless the context clearly indicates otherwise.

            (e) All references to "$", "Dollars" or "US$" refer to currency of the United States of America.

      10.14 Waiver of Jury Trial. To the extent permitted by applicable law, each Party hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of any Party in the negotiation, administration, performance and enforcement of this Agreement.

      10.15 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion by any Party of any other rights or the seeking of any other remedies against the other Party hereto.

      10.16 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      10.17 Counterparts and Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                            STUDENT ADVANTAGE, INC.

                            By: /s/ Sevim M. Perry
                                --------------------------------------------
                                Name:  Sevim M. Perry
                                Title: Chief Financial Officer and Treasurer

                            NCSN, INC.

                            By: /s/ Brian T. Bedol
                                --------------------------------------------
                                Name:  Brian T. Bedol
                                Title: Chief Executive Officer and President

                 [Signature page to Purchase and Sale Agreement]